INSURED MUNICIPAL SECURITIES TRUST
                       NEW YORK NAVIGATOR INSURED SERIES 2
                        AMENDED REFERENCE TRUST AGREEMENT

                  This Amended Reference Trust Agreement dated May 1, 1991 among Bear, Stearns & Co. Inc. and Gruntal & Co., Incorporated, as Depositors, United States Trust Company of New York, as Trustee and Kenny S&P Evaluation Services, a division of Kenny Information Systems, Inc., as Evaluator, amends that certain "Insured Municipal Securities Trust, 47th Discount Series and Series 20, and Subsequent Series, Trust Indenture and Agreement" dated June 16, 1989 (the "Indenture"), as amended by that certain "Insured Municipal Securities Trust, New York Navigator Insured Series 2, Reference Trust Agreement" dated May 10, 1990 among Bear, Stearns & Co. Inc. and Gruntal & Co., Incorporated, as Depositors, United States Trust Company, as Trustee and Standard & Poor's Corporation, as Evaluator (the "Reference Trust Agreement").


                                WITNESSETH THAT:


                  Pursuant to the provisions of Section 9.01 of the Indenture, the Depositors, Trustee and Evaluator hereby agree to amend the Reference Trust Agreement in order to correct certain typographical errors contained in that Agreement and to restate certain portions of that Agreement so as to reflect properly he intent of the parties hereto. The parties hereto, therefore, agree as follows:

                  That paragraph (k) of Part II of the Reference Trust Agreement be amended in their entirety to read as follows:

                   "(k) For the purposes of Section 6.04, the Trustee shall be paid per annum $1.00 per $1,000 principal amount of Bonds for that portion of the Trust under the monthly distribution plan, $.54 per $1,000 principal amount of Bonds for that portion of the Trust under the semi-annual distribution plan and $.36 per $1,000 principal amount of bonds for that portion of the Trust under the annual distribution plan. During the first year after the date hereof, such payments to the Trustee will be reduced by a portion [a maximum of $.83 per Unit times the number of Units on the monthly distribution plan, $.54 per unit plus $.29 of Trust expenses (to be assumed and paid by the Trustee) times the number of Units on the semi-annual distribution plan and $.36 per Unit plus $.47 of trust expenses (to be assumed and paid by the Trustee) times the number of Units of the annual distribution plan] of the amount of interest which accrues on any

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"when, as and if issued" Bonds between the first settlement date of the Trust and the respective dates of delivery of such Bonds."


                  IN WITNESS WHEREOF, the parties hereto have caused this Amended Reference Trust Agreement to be duly executed on the date first above written.


                         [Signatures on separate pages]

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                                                     BEAR, STEARNS & CO. INC.
                                                       Depositor


                                                     By:
                                                         ----------------------
                                                         Authorized Signator

STATE OF NEW YORK                           )
                                            :  ss.:
COUNTY OF NEW YORK                          )


                  On this 1st day of May, 1991, before me personally appeared Peter J. DeMarco, to me known, who being by me duly sworn, said that he is an Authorized Signator of Bear, Stearns & Co. Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.




                                                     -------------------------
                                                     Notary Public


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



                                                     GRUNTAL & CO. INCORPORATED
                                                       Depositor


                                                     By:
                                                         ----------------------
                                                         Authorized Signator



STATE OF NEW YORK                           )
                                            :  ss.:
COUNTY OF NEW YORK                          )


                  On this 1st day of May, 1991, before me personally appeared George Bernard, to me known, who being by me duly sworn, said that he is an Authorized Signator of Gruntal & Co. Incorporated, one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.



                                                     Notary Public


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



                                                UNITED STATES TRUST COMPANY OF
                                                  NEW YORK, Trustee


                                                 By:
                                                    ---------------------------
                                                    Assistant Vice President



STATE OF NEW YORK                           )
                                            :  ss.:
COUNTY OF NEW YORK                          )


                  On this ____ day of __________________, 199_, before me
personally appeared ________________________________, to me known, who being by me duly sworn, said that he is an Authorized Signator of United States Trust Company of New York, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed ________________ name thereto by like authority.


                                              ---------------------------------
                                              Notary Public


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                                              KENNY INFORMATION SYSTEMS, INC.,
                                                Evaluator


                                              By:
                                                  -----------------------------
                                                  President


SEAL

ATTEST:


-------------------------------
Executive Vice President
  and Secretary


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